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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 14, 2003


                                 Equity One, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)


               001-13499                           52-1794271
       (Commission File Number)        (I.R.S. Employer Identification No.)


                          1696 N.E. Miami Gardens Drive
                        North Miami Beach, Florida 33179
               (Address of principal executive offices) (Zip Code)


                                 (305) 947-1664
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Events

     We are filing with this Current Report on Form 8-K, the historical statements of Revenues and Certain Operating Expenses for Sheridan Plaza and Presidential Markets for the year ended December 31, 2002 and the six months ended June 30, 2003 and pro forma financial information for Equity One, Inc. (the "Company") for these periods.

     The  Company  has  acquired  the  following   properties   (the   "Acquired
Properties"):

HEB  - Spring Shadows

     On April 3, 2003, the Company acquired HEB - Spring Shadows, an approximately 63,000 square foot shopping center located in Houston, Texas from an unrelated third party entity in an arms length transaction. The property was acquired for cash of approximately $3.5 million. The Company funded the cash from funds on hand.

Sheridan Plaza

     On July 14, 2003, the Company acquired Sheridan Plaza, an approximately 452,000 square foot shopping center located in Hollywood, Florida from an unrelated third party entity in an arms length transaction. The property was acquired for cash of approximately $75.3 million. The Company funded the cash from funds on hand and borrowing under our existing revolving credit facility.

Butler Creek

     On July 15, 2003, the Company acquired Butler Creek, an approximately 96,000 square foot retail property located in Acworth, Georgia in Cobb County, approximately 25 miles northwest of Atlanta, from an unrelated third party entity in an arms length transaction. The property was acquired for cash of approximately $12.1 million. The Company funded the cash from funds on hand and borrowing under our revolving credit facility.

Bandera Outparcel

     On July 28, 2003, the Company acquired Bandera Outparcel, an approximately 6,000 square foot shopping center located in San Antonio, Texas, which is adjacent to our existing Bandera Festival retail center, from an unrelated third party entity in an arms length transaction. The property was acquired for cash of approximately $500,000. The Company funded the cash from funds on hand.

Presidential Markets

     On August 15, 2003, the Company acquired Presidential Markets, an approximately 396,000 square foot shopping center located in Snellville, Georgia, approximately 20 miles east of Atlanta, from an unrelated third party entity in an arms length transaction. The property was acquired for approximately $47.2 million, consisting of $19.7 million in cash and the assumption of a $27.5 million fixed rate mortgage. The cash component of the purchase was funded from funds on hand and borrowings under our existing revolving credit facility. The interest rate on the fixed rate mortgage is 7.65% per annum.

     In evaluating a potential acquisition and determining the appropriate amount of consideration to be paid for a property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy

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and the overall rental rates at the shopping  center to market rates. We believe that these properties are well located, have acceptable roadway access, attract high-quality tenants, and are well maintained. The properties will be subject to competition from similar shopping centers within their market area, and the economic performance could be affected by changes in local economic conditions. Separate independent appraisals were not obtained in connection with the acquisitions. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the
financial  information  reported,   where  available,   to  not  be  necessarily
indicative of future operating results.

Item 7. Financial Statements, ProForma Financial Information and Exhibits

     (a)  Financial statements of business acquired:

          (3)  Financial Statements specified by Rule 3-14 of Regulation S-X

     (b)  Pro Forma financial information


                                  Exhibit Name
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     23.1 Independent Auditors' Consent

     23.2 Independent Auditors' Consent

     99.1 Statement of Revenues and Certain Operating Expenses of
          Sheridan Plaza

     99.2 Statement of Revenues and Certain Operating Expenses of Presidential Markets

     99.3 Unaudited Consolidated Pro Forma Financial Information


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


    Dated:  September 19, 2003                EQUITY ONE, INC.

                                              By:  /s/ Howard Sipzner
                                              ------------------------
                                              Chief Financial Officer



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                                  EXHIBIT INDEX


    Exhibit No.   Document
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      23.1        Independent Auditors' Consent

      23.2        Independent Auditors' Consent

      99.1        Statement  of  Revenues  and Certain  Operating  Expenses of
                  Sheridan Plaza

      99.2 Statement of Revenues and Certain Operating Expenses of Presidential Markets

      99.3        Unaudited Consolidated Pro Forma Financial Information






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